Exhibit 1.1

PRICING AGREEMENT

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

UBS Securities LLC

As Representatives of the several

Underwriters named in Schedule I hereto

c/o Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, NY 10036

c/o UBS Securities LLC

677 Washington Boulevard

Stamford, CT 06901

May 14, 2013

Ladies and Gentlemen:

The Hershey Company, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated May 14, 2013 (the “Underwriting Agreement”), between the Company, on the one hand, and you, as parties which are signatories or deemed to be signatories to the Underwriting Agreement, on the other hand, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Securities specified in Schedule II hereto (the “Designated Securities”).

Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Pricing Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the Applicable Time as set forth in Schedule II to this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined) and also a representation and warranty as of the Applicable Time in relation to the Prospectus relating to the Designated Securities. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

The Prospectus (including a prospectus supplement relating to the Designated Securities), in all material respects in the form heretofore delivered to you, is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

If the foregoing is in accordance with your understanding, please sign and return to us six counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereto, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

[Signature pages to follow]

2

Very truly yours,

The Hershey Company

By:	/s/ David W. Tacka
Name: David W. Tacka Title: Senior Vice President, Chief Financial Officer

By:	/s/ Rosa C. Stroh
Name: Rosa C. Stroh Title: Vice President, Treasurer

Accepted as of the date hereof:

Merill Lynch, Pierce, Fenner & Smith Incorporated

By:	/s/ Jim Probert
Name: Jim Probert Title: Managing Director

UBS Securities LLC

By:	/s/ Chelseay Boulos
Name: Chelseay Boulos Title: Associate Director

By:	/s/ Christopher Forshner
Name: Christopher Forshner Title: Managing Director

For themselves and as Representatives

of the several Underwriters named in Schedule I hereto

SCHEDULE I

Underwriter	Principal Amount of Designated Securities to be Purchased
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$60,000,000
UBS Securities LLC	$60,000,000
J.P. Morgan Securities LLC	$27,500,000
RBC Capital Markets, LLC	$27,500,000
Citigroup Global Markets Inc.	$22,500,000
PNC Capital Markets LLC	$22,500,000
Santander Investment Securities Inc.	$7,500,000
SMBC Nikko Capital Markets Limited	$7,500,000
U.S. Bancorp Investments, Inc.	$7,500,000
The Williams Capital Group, L.P.	$7,500,000
Total	$250,000,000

SCHEDULE I – Page 1

SCHEDULE II

Title of Designated Securities:

2.625% Notes due May 1, 2023 (“Designated Securities”)

Aggregate Principal Amount:

$250,000,000

Price to Public:

99.740% of the principal amount of the Designated Securities, plus accrued interest, if any, from May 17, 2013.

Purchase Price to Underwriters:

99.290% of the principal amount of the Designated Securities, plus accrued interest, if any, from May 17, 2013. The selling concession shall be 0.300% and the reallowance concession shall be 0.250%, in each case of the principal amount of the Designated Securities.

Indenture:

Indenture dated as of May 14, 2009, between the Company and U.S. Bank National Association, as Trustee.

Maturity:

May 1, 2023.

SCHEDULE II – Page 1

Interest Rate:

2.625% from and including the original issue date.

Interest Payment Dates:

May 1 and November 1 of each year, commencing on November 1, 2013.

Interest Payment Record Dates:

April 15 and October 15 of each year.

Redemption Provisions:

Prior to the date that is 90 days prior to the scheduled maturity date of the notes, we may redeem the notes in whole or in part at any time and from time to time at our option at a redemption price equal to the sum of (1) the principal amount of the Notes being redeemed plus accrued and unpaid interest, if any, up to but excluding the redemption date and (2) the “Make Whole Amount”, as such term is defined in the Prospectus Supplement dated May 14, 2013 (the “Prospectus Supplement”), if any.

At any time on or after the date that is 90 days prior to the scheduled maturity date of the Notes, we may redeem the Notes in whole or in part, at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, up to but excluding the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Reinvestment Rate Spread for Make Whole Amount:

T+ 0.125%.

Change of Control Offer:

If the Company experiences a “Change of Control Triggering Event” (as defined in the Prospectus Supplement), the Company will offer to repurchase all of the Designated Securities at a price equal to 101% of the principal amount plus accrued interest to the repurchase date. See “Description of Notes—Change of Control Offer” in the Prospectus Supplement.

Sinking Fund Provisions:

No sinking fund provisions.

Other Provisions:

As set forth in the Prospectus Supplement dated May 14, 2013 to the Prospectus dated May 18, 2012.

SCHEDULE II – Page 2

Time of Delivery:

9:00 a.m. (EDT), May 17, 2013.

Closing Location:

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, NY 10006

Names and addresses of Representatives:

Merrill Lynch, Pierce, Fenner & Smith

                       Incorporated

One Bryant Park

New York, NY 10036

UBS Securities LLC

677 Washington Boulevard

Stamford, CT 06901

Address for Notices:

Merrill Lynch, Pierce, Fenner & Smith

                      Incorporated

One Bryant Park

New York, NY 10036

UBS Securities LLC

677 Washington Boulevard

Stamford, CT 06901

Applicable Time:

(For purposes of the Underwriting Agreement):

12:45 p.m. (EDT), May 14, 2013.

SCHEDULE II – Page 3

SCHEDULE III(a)

•	Final Term Sheet, dated May 14, 2013, substantially in the form of Schedule III(b) hereto.

SCHEDULE III(a) – Page 1

SCHEDULE III(b)

FINAL TERM SHEET

Dated May 14, 2013

THE HERSHEY COMPANY

$250,000,000 2.625% NOTES DUE MAY 1, 2023

Name of Issuer:	The Hershey Company

Title of Securities:	2.625% Notes due May 1, 2023 (“Notes”)

Aggregate Principal Amount:	$250,000,000

Issue Price (Price to Public):	99.740% of principal amount

Maturity:	May 1, 2023

Coupon (Interest Rate):	2.625%

Benchmark Treasury:	UST 1.750% due May 15, 2023

Spread to Benchmark Treasury:	T+72 basis points (0.720%)

Benchmark Treasury Price and Yield:	$98-10+; 1.935%

Yield to Maturity:	2.655%

Interest Payment Dates:	May 1 and November 1 of each year, commencing on November 1, 2013

Interest Payment Record Dates:	April 15 and October 15 of each year

Redemption Provisions:	Treasury plus 12.5 basis points prior to the date that is 90 days prior to scheduled maturity date of the Notes.

At any time on or after the date that is 90 days prior to the scheduled maturity date of the Notes, we may redeem the Notes in whole or in part, at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, up to but excluding the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Change of Control Offer:	Offer to repurchase at 101% of principal amount plus accrued interest to repurchase date upon change of control resulting in a rating below investment grade

Denominations:	$2,000 or integral multiples of $1,000 in excess thereof

Legal Format:	Registration Statement No. 333-181542

Net Proceeds to The Hershey Company:	$248,225,000

Settlement Date:	T + 3 days; May 17, 2013

Book-Running Managers:	Merrill Lynch, Pierce, Fenner & Smith
Incorporated
UBS Securities LLC
J.P. Morgan Securities LLC
RBC Capital Markets, LLC

Senior Co-Managers:	Citigroup Global Markets Inc.
PNC Capital Markets LLC

SCHEDULE III(b) – Page 1

Co-Managers:	Santander Investment Securities Inc.
SMBC Nikko Capital Markets Limited
U.S. Bancorp Investments, Inc.
The Williams Capital Group, L.P.

CUSIP:	427866 AT5

ISIN:	US427866AT54

The offer and sale of the Securities to which this final term sheet relates have been registered by The Hershey Company by means of a registration statement on Form S-3 (SEC File No. 333-181542).

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling Merrill Lynch, Pierce, Fenner & Smith Incorporated toll free at 1-800-294-1322 or UBS Securities LLC toll free at 1-877-827-6444, ext. 5613884.

SCHEDULE III(b) – Page 2